Exhibit 4.18

Dated 31 December 2015

THIRD SUPPLEMENTAL AGREEMENT – ASSIGNMENT

to the facility agreement dated 16 December 2013 as amended by the First Supplemental Agreement dated 28 April 2015 and

the Second Supplemental Agreement dated 29 December 2015

relating to the revolving credit facility of

up to US$ 20,000,000

Among:

FIRMENT TRADING LIMITED

of Nicosia, Cyprus

and

FIRMENT TRADING LIMITED

of Majuro, Marshall Islands

and

GLOBUS MARITIME LIMITED

of Majuro, Marshall Islands

TABLE OF CONTENTS

Clause Heading

1.	DEFINITIONS AND INTERPRETATION

2.	ASSIGNMENT

3.	CONDITIONS PRECEDENT - UNDERTAKINGS

4.	REPRESENTATIONS AND WARRANTIES OF THE BORROWER

5.	FEES, COSTS AND EXPENSES

6.	FURTHER ASSURANCE

7.	GOVERNING LAW AND JURISDICTION

8.	THIRD PARTY RIGHTS

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This Deed is dated 31 December 2015 and made AMONG:

(1) FIRMENT TRADING LIMITED, a company duly incorporated in Cyprus, having its registered office at 1, Kostaki Pantelidi Street, Kolokasides Building, 3rd floor, PC 1010, Nicosia, Cyprus (the "Outgoing Lender");

(2) FIRMENT TRADING LIMITED, a company duly incorporated in the Republic of The Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands (the "New Lender"); and

(3) GLOBUS MARITIME LIMITED, a company duly incorporated in the Republic of The Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands (the "Borrower").

WHEREAS

(A) By a facility agreement dated 16 December 2013 (the "Original Facility Agreement") as amended by the first supplemental agreement dated 28 April 2015 (the "First Supplemental Agreement") and the second supplemental agreement dated 29 December 2015 (the “Second Supplemental Agreement” and together with the Original Facility Agreement and the First Supplemental Agreement collectively called the "Principal Facility Agreement") between the Borrower as borrower and the Outgoing Lender as lender, the Outgoing Lender agreed (inter alia) to make available to the Borrower the Facility, upon the terms and conditions therein contained, in the form of a revolving credit facility of up to US Dollars Twenty million ($20,000,000) for the purpose specified therein; the New Lender hereby acknowledges and confirms that it has received copies of the Original Facility Agreement, the First Supplemental Agreement and the Second Supplemental Agreement.

(B) The Borrower hereby acknowledges and confirms that as of 31 December 2015 (a) it has received from the Outgoing Lender the amount of US Dollars fourteen million six hundred thousand ($14,600,000) out of the Facility; (b) the principal amount owing to the Outgoing Lender on the date hereof is US Dollars fourteen million six hundred thousand ($14,600,000) (the “Debt” and such term shall include any present or future liability (actual or contingent) payable or owing by the Borrower to the Outgoing Lender under or in connection with the Principal Facility Agreement); and (c) part of the Facility in the amount of US Dollars five million four hundred thousand ($5,400,000) (the “Remaining Facility”) has not been made available by the Outgoing Lender to the Borrower under the Principal Facility Agreement.

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(C) The Outgoing Lender wishes to assign to the New Lender all its rights, title, interest and benefits in and under the Principal Facility Agreement with effect on and from the Effective Date (as defined below);

(D) The Outgoing Lender wishes to be released from its liabilities and obligations to the Borrower under the Principal Facility Agreement with effect on and from the Effective Date and the New Lender wishes to assume all such liabilities and obligations in place of the Outgoing Lender; and

(E) This Deed sets out the terms and conditions upon which the assignment and assumption of the Debt and the Principal Facility Agreement and the substitution of the Outgoing Lender by the New Lender shall be effected.

NOW IT IS HEREBY AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.01. In this Deed (unless the context otherwise requires) terms and expressions not defined herein but defined in the Principal Facility Agreement shall have the meanings set out therein or, as the context may require, as such terms and expressions have been amended in this Deed.

1.02. In this Deed:

“Effective Date” means the date falling not later than three (3) Banking Days after the date of this Deed on which the New Lender and the Outgoing Lender confirm to the Borrower in writing substantially in the form set out in schedule 1 that all of the conditions referred to in clause 3.01 of this Deed have been satisfied;

“Facility Agreement” means the Principal Facility Agreement as assigned and supplemented by this Deed and/or as same may be supplemented and/or varied and/or amended at any time hereinafter.

2. ASSIGNMENT

2.01. As and with effect from the Effective Date, and subject to the terms of this Deed and in consideration of the undertakings of the New Lender under clause 2.02 and for other good and valuable consideration (the sufficiency whereof is hereby acknowledged), all the rights, title, interest and benefits of the Outgoing Lender in and to the Debt (including, without limitation, its rights to repayment thereof and payment of interest thereon) and the Principal Facility Agreement are hereby unconditionally, irrevocably and absolutely assigned from the Outgoing Lender to the New Lender which, as of and with effect from the Effective Date, accepts such assignment.

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2.02. As and with effect from the Effective Date, the New Lender, in consideration of the assignment, assumes and undertakes to perform the same and all the obligations, duties and liabilities, past present and future, as the duties, liabilities and obligations of the Outgoing Lender to the Borrower under the Principal Facility Agreement including in particular the obligation of the Outgoing Lender to make available to the Borrower the Remaining Facility and the New Lender shall be bound by the terms and provisions of the Principal Facility Agreement to the same extent and in the same manner as if it had been a party thereto as a lender and the New Lender shall be, and is hereby made, party to the Principal Facility Agreement in substitution for the Outgoing Lender, and the Principal Facility Agreement shall henceforth be construed and treated in all respects as if the New Lender was named therein as “Lender” instead of the Outgoing Lender.

2.03. As and with effect from the Effective Date, the Outgoing Lender and the Borrower mutually release and discharge each other from all liabilities, obligations, duties, claims and demands whatsoever arising out of or connected with the Principal Facility Agreement. For the avoidance of doubt, such release and discharge shall be subject to the continued rights, title, interest and benefit of the New Lender in and to the Debt (including, without limitation, the New Lender's rights to repayment thereof and payment of interest thereon) as assigned to the New Lender.

2.04. In consideration of the release under clause 2.03, the Borrower consents to the assignment of the Debt and the substitution of the Outgoing Lender by the New Lender and agrees, as and with effect from the Effective Date, to be indebted to the New Lender for the full amount of the Debt and all other sums which may be or become due to the New Lender under the Principal Facility Agreement as assigned by this Deed and agrees to perform all the liabilities and obligations thereunder and be bound by the terms of the Principal Facility Agreement as assigned by this Deed as if the New Lender had at all times been named therein as “Lender”.

3. CONDITIONS PRECEDENT - UNDERTAKINGS

3.01. The effectiveness of the assignment and assumption under Clause 2 above is subject to the condition that the New Lender shall have received by the Borrower the documents of the kind specified in clause 7.01 of Original Facility Agreement in form and substance satisfactory to the New Lender, including but not limited to:

(i) minutes of meetings of the directors at which the following have been approved: the entry into, execution, delivery and performance of this Deed, and any other documents executed or to be executed pursuant hereto or thereto to which the Borrower is a party;

(ii) any other evidence, as the New Lender may require, of the due authority of any person signing this Deed, and any other documents executed or to be executed pursuant hereto or thereto on behalf of the Borrower; and

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3.02. The Borrower undertakes to deliver to the New Lender within three (3) Banking Days from the Effective Date (or at such other date as may be agreed between the parties) a written confirmation from any agents nominated in this Deed for the acceptance of any notice or service of process that they consent to such nomination.

3.03. The Outgoing Lender and the New Lender will provide a written confirmation from the agents nominated in this Deed for the acceptance of any notice or service of process on behalf of the Outgoing Lender and the New Lender respectively, that they consent to such nomination.

4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

4.01. The Borrower hereby represents and warrants to the Νew Lender that all the representations and warranties in clause 6 of the Original Facility Agreement are true at the date of this Deed and are repeated herein -as if contained in extenso and as if made with reference to the facts and circumstances existing on the date hereof-, and the Borrower covenants that they shall remain true so long as the Debt is owing and represents that there has not occurred and/or is continuing any Event of Default or any event which would constitute an Event of Default with the passage of time or the giving of notice or both.

5. FEES, COSTS AND EXPENSES

5.01. The New Lender shall pay on demand all costs and expenses (including legal fees and any expenses for filings required under the NASDAQ listing rules and/or applicable securities laws and regulations) in connection with the negotiation, preparation and execution of this Deed and any other document referred to in this Deed and the completion of the transactions herein contemplated.

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6. FURTHER ASSURANCE

6.01. Each party shall do, or procure the doing of, all acts and things and execute, or procure the execution of, all documents as may reasonably be required to give full effect to this Deed.

7. GOVERNING LAW AND JURISDICTION

7.01. This Deed shall be governed by and construed in accordance with English Law.

7.02. The parties hereto irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Deed or its subject matter or formation (including non-contractual disputes or claims). Each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Mr. Emmanuel K. Stavrianakis (103, Totterbridge Lane, London N20 8DX, England) to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings.

8. THIRD PARTY RIGHTS

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

[signature page follows]

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IN WITNESS whereof the parties hereto have caused this Deed to be duly executed as a deed the day and year first above written.

EXECUTED and DELIVERED as a DEED	)
By Savvas Polydorou	)	/s/ Savvas Polydorou

for and on behalf of	)
the Outgoing Lender	)
FIRMENT TRADING LIMITED	)
of Nicosia, Cyprus
in the presence of
Name Constantinos Argousis	)	/s/ Constantinos Argousis
Address Nicosia Cyprus	)
Signature

EXECUTED and DELIVERED as a DEED	)
By Philippos Philippou	)	/s/ Philippos Philippou
for and on behalf of	)
the New Lender	)
FIRMENT TRADING LIMITED	)
of Majuro, Marshall Islands
in the presence of
Name Yiangos Hadjiyiangou	)	/s/ Yiangos Hadjiyiangou
Address Nicosia Cyprus	)
Signature

EXECUTED and DELIVERED as a DEED	)
By Loucas Hadjiyiangou	)	/s/ Loucas Hadjiyiangou
for and on behalf of	)
the Borrower
GLOBUS MARITIME LIMITED	)
of Majuro, Marshall Islands
in the presence of	)
Name Andrea Georgiou	)	/s/ Andrea Georgiou
Address Nicosia Cyprus	)
Signature

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SCHEDULE 1

Form of Effective Date Confirmation

To:	GLOBUS MARITIME LIMITED

(the “Borrower”)

c/o Globus Shipmanagement Corp.

128, Vouliagmenis Avenue, 3rd Floor

166 74 Glyfada

Athens, Greece

Fax no: +30 210 9608359

We, FIRMENT TRADING LIMITED of Nicosia, Cyprus (the “Outgoing Lender”) and FIRMENT TRADING LIMITED of Majuro, Marshall Islands (the “New Lender”), refer to the supplemental agreement of even date herewith (the “Deed”) and made among yourselves and ourselves by which, and subject to the terms and conditions therein contained, all the rights and obligations under the Principal Facility Agreement as defined therein, were assigned to the New Lender and all obligations have been assumed by the New Lender.

We hereby confirm that all conditions precedent referred to in Clause 3.01 of the Deed have been satisfied. In accordance with Clauses 1.02 and 2 of the Deed, the Effective Date is the date of this confirmation and the assignment is now effective.

Dated:

Signed:	/s/ Savvas Polydorou
For and on behalf of
the Outgoing Lender
FIRMENT TRADING LIMITED
of Nicosia, Cyprus
Signed:	/s/ Philippos Philippou
For and on behalf of
the New Lender
FIRMENT TRADING LIMITED
of Majuro, Marshall Islands

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